UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2009

WEBMEDIABRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 30, 2009, WebMediaBrands Inc., a Delaware corporation, completed the previously announced sale of its assets related to its Internet.com business (the “Business Assets”) to QuinStreet Inc., a California corporation, pursuant to an asset purchase agreement dated August 7, 2009, for an aggregate purchase price of $18 million in cash, subject to a working capital purchase price adjustment (the “Sale”).  WebMediaBrands completed the Sale after obtaining approval of the holders of a majority of its outstanding shares of common stock.

Item 7.01.  Regulation FD Disclosure.

On November 30, 2009, WebMediaBrands issued a press release announcing the completion of the Sale.  A copy of the press release is furnished as Exhibit 99.1 hereto.  The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Commission nor incorporated by reference in any registration statement filed by WebMediaBrands under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 30, 2009, of WebMediaBrands Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMEDIABRANDS INC.

Date: November 30, 2009
/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 30, 2009, of WebMediaBrands Inc.